Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Unisys Corporation
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $.01 per share	Rule 457(c) and Rule 457(h)	10,570,511	(2)	$3.275	(3)	$34,618,423.50	0.0001102	$3,814.95

Total Offering Amounts							$34,618,423.50		$3,814.95

Total Fee Offsets									—

Net Fee Due									$3,814.95

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, $.01 par value per share (the “Common Stock”), that become issuable under the Unisys Corporation 2023 Long-Term Incentive and Equity Compensation Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)    This Registration Statement covers 10,570,511 shares of the Registrant’s Common Stock, which are issuable pursuant to the 2023 Plan, including (i) 3,625,000 shares of Common Stock, (ii) 2,525,366 shares of Common Stock remaining available for issuance under the Company’s 2019 Long-Term Incentive and Equity Compensation Plan (the “2019 Plan”) immediately prior to the 2023 Plan’s effective date and (iii) up to 4,420,145 shares of Common Stock with respect to grants under the 2019 Plan that terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, vested or paid on or after the 2023 Plan effective date.

(3)    Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.275, the average of the high and low prices of the Registrant’s Common Stock as reported on The New York Stock Exchange on May 1, 2023, which date is within five business days prior to the filing of this Registration Statement.